UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends Item 9.01(a) and 9.01(b) of its Current Report on Form 8-K filed on November 30, 2004 to include the financial statements of NUI Corporation, acquired by AGL Resources Inc. on November 30, 2004, and certain pro forma financial information. This amendment also includes item 2.03.

Item 2.03  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

NUI Utilities, Inc. a wholly owned subsidiary of NUI had approximately $200 million of indebtedness pursuant to revenue bonds that are the obligation of NUI Utilities, Inc., a wholly owned utility subsidiary of NUI Corporation. We do not guarantee or provide any other form of security for the repayment of this indebtedness.

NUI Utilities is party to a series of loan agreements with the New Jersey Economic Development Authority (NJEDA) pursuant to which the NJEDA has issued four series of gas facilities revenue bonds:

(i)	$46.5 million principal amount of bonds at 6.35%, due October 1, 2022,
(ii)	$39.0 million principal amount of bonds at variable rates, due June 1, 2026 (“Variable Bonds”),
(iii)	$54.6 million principal amount of bonds at 5.7%, due June 1, 2032 and
(iv)	$40.0 million principal amount of bonds at 5.25%, due November 1, 2033.

NUI Utilities is also party to a loan agreement pursuant to which Brevard County, Florida has issued $20 million principal amount of bonds at 6.40% due October 1, 2024.

In accordance with the terms of these loan agreements, the funds received by the NJEDA or Brevard County, as the case may be, upon the issuance of the applicable bonds have been loaned to NUI Utilities. The interest rates and maturity dates under the loan agreements parallel the interest rates and maturity dates under the bonds. Interest payments by NUI Utilities on the loans are used to pay the interest on the bonds.

The Variable Bonds contain a provision whereby the holder can "put" the bonds back to the issuer. In 1996, NUI Utilities executed a long-term Standby Bond Purchase Agreement (SBPA) with a syndicate of banks, which was amended and restated on June 12, 2001. Under the terms of the SBPA, as further amended, The Bank of New York (the “bank”) is obligated under certain circumstances to purchase Variable Bonds that are tendered by the holders thereof and not remarketed by the remarketing agent. Such obligation of the bank would remain in effect until the expiration of the SBPA, unless it is extended or earlier terminated.

The terms of the SBPA restrict the payment of dividends by NUI Utilities to an amount based, in part, on the earned surplus as defined in the agreement of NUI Utilities. On May 19, 2004, NUI Utilities and the bank amended the SBPA to eliminate the effect of NUI Utilities settlement with the New Jersey Board of Public Utilities related to our acquisition of NUI and the estimated refunds to customers in Florida on the earned surplus of NUI Utilities. In addition the amendment extended the expiration date of the SBPA to June 29, 2005. For a summary of the terms of the settlement with the New Jersey Board of Public Utilities, see our Current Report on Form 8-K dated November 26, 2004.

If the SBPA is not further extended beyond June 29, 2005, in accordance with the terms of the Variable Bonds, all of the Variable Bonds would be subject to mandatory tender at a purchase price of 100 percent of the principal amount, plus accrued interest, to the date of tender. In such case, any Variable Bonds that are not remarketable by the remarketing agent will be purchased by The Bank of New York.

Beginning six months after the expiration or termination of the SBPA, any Variable Bonds still held by the bank must be redeemed or purchased by NUI Utilities in ten equal, semi-annual installments. In addition, while the SBPA is in effect, any tendered Variable Bonds that are purchased by the bank and not remarketed within one year must be redeemed or purchased by NUI Utilities at such time, and every six months thereafter, in ten equal, semi-annual installments.

As of November 30, 2004, the aggregate principal and accrued interest on the outstanding Variable Bonds totaled approximately $39.0 million. Principal and any unpaid interest on the outstanding Variable Bonds are due on June 1, 2026, unless the put option is exercised before that time.

Item 9.01 Financial Statements and Exhibits

The registrant hereby amends its Current Report on Form 8-K dated November 30, 2004 by deleting the text under Item 9.01 and replacing it with the following text.

(a)	Financial Statements of Business Acquired.
Included as Exhibit 99.1 hereto and incorporated herein by reference.

(b)	Pro Forma Financial Information.
Included as Exhibit 99.2 hereto and incorporated herein by reference.

(c)	Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 14, 2005	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

23	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
99.1	Financial Statements of Business Acquired
99.2	Pro Forma Financial Information